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                                                                   Exhibit 10.18

         THIS PURCHASE AGREEMENT MADE THIS 30TH DAY OF NOVEMBER, 2000 WITH EFFECT AS OF THE 31ST DAY OF AUGUST, 2000.

AMONGST:

                             XBOX TECHNOLOGIES, INC.
                      a corporation incorporated under the
                          laws of the state of Delaware

                     (hereinafter called the "Corporation")

                                                              OF THE FIRST PART;

                                      -AND-

                         TECHINSPIRATIONS INC. (CAYMAN),
                           a Cayman Island corporation

                   (hereinafter referred to as the "Investor")

                                                             OF THE SECOND PART.

RECITALS:

1. At a June 22nd, 2000 meeting of the Board of Directors of the Corporation, the Board of Directors (together with a representative of the Investor who is also on the Board of Directors of the Corporation) approved, in principle, management of the Corporation negotiating and implementing a business and financing plan for the Corporation (the "Plan") which included, amongst other matters, focusing the business and development operations of the Corporation on the business of its subsidiary, Knowledge Mechanics Inc., reorganizing the balance sheet and share capital of the Corporation to include revised employee stock option plans and the conversion of secured debt furnished by the Investor to the Corporation into equity of the Corporation, and pursuing additional equity investment in the Corporation;

2. In furtherance of the implementation of the Plan, senior management of the Corporation, representatives of the Investor, and representatives of the subsidiary met in Toronto, Canada, on August 10, 2000 and, negotiated, agreed in principle and thereafter reduced to writing in a memorandum of understanding, various features of the Plan, subject to Board approval and legal documentation, including without limitation, the conversion of the Investor's secured loans to the Corporation into equity of the Corporation with effect as of the Effective Date (the "Debt Conversion");

3. Those agreements in principle implementing the Plan were presented to and approved by the Board of Directors of the Corporation (subject to approval by a Special Committee of Independent Directors (the "Special Committee") at a September 7th, 2000 meeting of the Board of Directors of the Corporation, and the Board referred to such Special

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         Committee the particulars of the Debt Conversion and as a result of the foregoing, the Investor and the Board instructed their attorneys to prepare legal documentation implementing those decisions in accordance with the further directions to be provided by the Special Committee;

4. At a meeting of the Special Committee on October 31, 2000, the Special Committee approved this Agreement and the conversion of certain of the indebtedness of the Company owed to TECH into shares of convertible preferred stock of the Company.

5. In accordance with the debt conversion aspects of the foregoing, this Agreement sets out the terms and conditions whereby the Investor will purchase from the Corporation $14,025,137 of Series A Preferred Shares of the capital stock of the Corporation, at a purchase price of $16.80 per share, each Series A Preferred Share convertible into such number of shares of common stock of the Corporation as is equal to $16.80 divided by $0.084 (as such figure may be adjusted from time to time in accordance with the Certificate of Designation which created such Series A Preferred Shares), which initially results in each share of Series A Preferred being convertible into 200 shares of common stock, which purchase price shall be paid or satisfied, to the extent of $11,806,425.74 thereof, by the conversion of that amount of secured loan advances by the Investor to the Corporation as of the Effective Date into Series A Preferred Share equity with the balance of the purchase price to be paid or satisfied by the conversion of loans by the Investor subsequent to the Effective Date.


         NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1      DEFINED TERMS

         Capitalized terms denoting defined terms used in this Agreement that are not defined in the recitals or body to this Agreement shall bear the meanings attributable to them in Schedule 1.1 to this Agreement.

1.2      CURRENCY

         All dollar amounts referred to in this Agreement are in the lawful currency of the United States of America ($US).

1.3      TIME

         Time shall be of the essence of this Agreement and of every part hereof.

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1.4      HEADINGS

         The division of this Agreement into sections, clauses and subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5      SCHEDULES

         The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

         SCHEDULE                     DESCRIPTION
         --------                     -----------

         1.1                          Definitions
         1.1(j)                       Closing Agenda
         1.1(q)                       Software Description
         1.9                          Series A Preferred Share attributes
         3.3                          Exceptions, if any, to Representations and
                                      Warranties
1.6      JURISDICTIONS

         This Agreement shall be construed in accordance with, and the rights of the parties hereto shall be governed by, the laws of the state of Minnesota. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the state of Minnesota.

1.7      CONSTRUCTION

         In this Agreement:

         (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

         (b) the word "including" shall mean "including without limitation";

         (c) any reference to a statute shall mean the statute in force as at the date hereof and any regulation in force thereunder, unless otherwise expressly provided;

         (d) the use of headings is for convenience of reference only and shall not affect the construction of this Agreement;

         (e) when calculating the period of time within which or following which any act is to be done or step taken, the date which is the reference day in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period shall end on the next Business Day;

         (f) any tender of documents under this Agreement may be made upon the parties or their respective counsel; and

         (g) words or abbreviations which have well known or trade meanings are used herein in accordance with their recognized meanings.

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1.8      ACKNOWLEDGEMENT

         Each of the Parties hereto acknowledges and agrees that the recitals to this Agreement are true in substance and in fact and are incorporated into this Agreement.

1.9      PREFERRED SHARES

         Pursuant to authority granted in the articles of the Corporation, the directors have duly designated, authorized, and created, as of the date hereof, 1,000,000 Series A Preferred Shares convertible into Common Shares of the Corporation (the "Preferred Shares") which Preferred Shares have the attributes rights and privileges more particularly set out in the Certificate of Designation attached hereto as Schedule 1.9 (the "Certificate").

             ARTICLE 2 - PURCHASE OF SHARES, FUNDAMENTAL AGREEMENTS

2.1      SUBSCRIPTION

         Subject to the terms and conditions hereof, the Investor hereby subscribes irrevocably for and agrees to purchase from the Corporation, and the Corporation agrees to issue to the Investor 834,830 Preferred Shares (the "Purchased Shares"). The subscription price (the "Share Purchase Price") for the Purchased Shares shall be $16.80 per share, or $14,025,137 in the aggregate.

2.2      PAYMENT AND ISSUANCE OF SHARES

         (a) Payment of the Purchase Price shall be made at the Time of Closing on the Closing Date and shall be made by the Investor tabling its irrevocable direction to convert $11,806,425.74 of the debt owed by the Corporation to the Investor as of the Effective Date in part satisfaction of the Purchase Price pursuant to the Conversion Agreement, dated the date hereof, between the Corporation and the Investor and the balance of the Purchase Price shall be satisfied in cleared funds by advances from the Investor to the Corporation after the Effective Date (the "Advances").

         (b) The Purchased Shares shall be issued as follows: Such number of Purchased Shares as is equal to $11,806,425.74 divided by the Share Purchase Price shall be issued immediately upon the execution of this Agreement with an effective issue date of August 31, 2000 and the balance of the Purchased Shares (or portion thereof) shall be issued from time to time after the Effective Date at such time as the Investor requests that such Advances be converted into Purchased Shares, provided that such Advances shall automatically be converted into the appropriate number of Purchased Shares at the end of each calendar month following the Agreement Date in the event a request for such conversion is not previously given by Investor and provided further that the aggregate amount of Advances to be converted into Purchase Shares shall be equal to $2,218,711.26, with all such Advances being converted into the number of Purchased Shares as is equal to the amount of such Advances divided by the Share Purchase Price.

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2.3      REGISTRATION RIGHTS

         If the Corporation shall receive from the Investor at any time after the Closing Date, a written request that the Corporation effect any registration under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Purchased Shares or the Common Stock underlying the Purchased Shares (provided that the Investor, if it is not already done so converts the Purchased Shares in respect of such underlying Common Stock for which registration is requested) then, with respect to such underlying Common Stock (collectively, the "Registrable Securities") the Corporation shall, as soon as a practical, use its commercially reasonable efforts to effect such registration in accordance with this Agreement (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act as may be so requested and as would permit or facilitate the sale and distribution of all such Registrable Securities as are specified in such request). Notwithstanding the foregoing, the Corporation shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section: if, upon receipt of a registration request pursuant to this Section, the Corporation is advised in writing (with a copy to the Investor) by a recognized regional or national independent investment banking firm selected by the Corporation that, in such firms opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of the Corporation by the Corporation with respect to which the Corporation has commenced preparation of a registration prior to the receipt of a registration request for the Investor pursuant to this Section, then the Corporation shall not be required to effect a registration pursuant to this Section until the earlier of (x) 30 days after the completion of the Corporation's offering, (y) promptly after abandoned meant of the Corporation's offering, or (z) 60 days after the date of receipt of a registration request by the Investor pursuant to this Section.

         The Investor may request registration from time to time hereunder in respect of any Common Stock underlying the Purchased Shares that have not previously been subject to a registration request, or that have been so subject to a registration request and for any reason were withdrawn from registration or were not distributed during the effectiveness of the relevant registration statement; provided however, that the Investor may not request registration pursuant to this Agreement more frequently than once every twelve (12) months. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Corporation.

2.4      UNDERWRITING

         If any registration request hereunder is to be conducted by an underwriter, the Investor and the Corporation shall enter into underwriting and related agreements in customary form with the representatives of the underwriter or underwriters selected for the underwriting of such distribution by the Investor and reasonably acceptable to the Corporation. Such underwriting agreement will contain such representations and warranties by the Corporation and such other terms and provisions as are customarily

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         contained in underwriting agreements with respect to secondary distributions, including without limitation, indemnities and contribution and the provision of opinions of counsel and accountants letters in accordance with customary practice. The said representations and warranties by, and the other agreements on the part of, the Corporation and such opinions and accountants letter to and for the benefit of such underwriters shall also be made to and for the benefit of the Investor. The Corporation shall cooperate fully with the Investor and the underwriters in connection with any underwritten offering. Notwithstanding any other provisions of this Agreement, if the representative of the underwriter advises the Investor in writing that market factors require a limitation on the number of the shares to be underwritten, the number of shares included in the registration by the Investor shall be reduced by such minimum number of shares as is necessary to comply with such request; and no Registrable Securities or any other securities excluded from the underwriting by reason of the underwriters marketing limitation shall be included in such registration.

2.5      REGISTRATION PROCEDURES

         The Corporation shall execute such further and other documents, instruments and agreements and shall do or cause to be done such further acts or things as made be necessary to give effect to the full nature and intent of section 2.3 and 2.4 hereof, and as may be necessary to keep the Investor and the underwriter fully informed (with copies of all relevant documents and drafts thereof) of the Corporation's progress on such registration request. In addition, and without limiting the foregoing, the Corporation will:

         (a) Keep such registration effective for a period of three months, or until the Investor has completed the distribution described in the registration statement relating thereto, whichever occurs first;

         (b) Provide the underwriters and the Investor no less than five business days to review and comment upon any registration statement, prospectus, or supplemental documents prior to the filing thereof and accommodate any reasonable comments thereon;

         (c) Make available at all reasonable times for inspection and review by the Investor, any underwriter, and any attorney or accountant retained by the Investor or any underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation and any document relevant to the registration and cause the officers, directors and employees of the Corporation to supply all information reasonably requested by the Investor, any such underwriter, attorney or accountant in connection with such registration and whether before or after the filing of the applicable registration statement or the effectiveness of the applicable registration statement;

         (d) Use its commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration under such other securities or blue sky laws of such states of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration

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                  shall reasonably request and to keep such registration or
                  qualification in effect for so long as the applicable registration statement remains in effect;

         (e) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

         (f) Use its commercially reasonable efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which the Corporation's securities of the same class are then traded.

2.6      OTHER MATTERS

         In the event of any registration of shares of Common Stock pursuant to
         Section 2.3, the Corporation shall indemnify the Investor, its officers and directors and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation by such holder expressly for use therein. The obligations of the Corporation to register any of its securities in accordance with the foregoing shall be subject to the condition that each holder shall agree in writing to indemnify the Corporation, its officers and directors, and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrable Securities so registered, and each person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by such holder to the Corporation expressly for use in such registration statement or prospectus. The costs and expenses, if any, incurred by the Corporation in connection with any registration made pursuant to Section 2.3, including but not limited to legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and the premiums for insurance shall be borne entirely by the Corporation; provided, however, that the Investor shall bear its own underwriting discounts and commissions and the fees and expenses of its own counsel or accountants in connection with any such registration. The Investor, with respect to the distribution of Registrable Securities to be included in any registration, shall furnish to the Corporation such information regarding the Investor and the distribution proposed by such Investor as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration,

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         qualification or compliance referred to in this Agreement.
         Notwithstanding any other provision contained in the sections 2.3, 2.4, 2.5, or 2.6, if the board of directors of the Corporation determines in good faith that it is in the best interests of the Corporation not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Corporation, the Corporation may by notice to the Investor in writing postpone any registration request for such period of time that the Board of Directors may reasonably determined, but in no event fur a period exceeding 60 days.

2.7      AMENDMENT TO SHARE CAPITAL

         The parties acknowledge that as of the date of this Agreement, the Corporation does not have authorized common share capital sufficient to accommodate the conversion rights contained in the Preferred Shares, and the Purchased Shares subset thereof, and, accordingly, the Corporation must undertake such corporate proceedings, information circulars, SEC filings and approvals, shareholder approvals, and must do or cause to be done all such further acts and things (including, without limitation, the possible amendment to the par value of the Corporation's Common Stock) as the attorneys for the Corporation and the Investor advise are reasonably necessary in order to give full effect to the conversion rights contained in the Preferred Shares (the "Necessary Subsequent Proceedings"). The Investor hereby covenants to exercise all votes attached to all shares of the capital stock of the Corporation held by it in favor of the approval of the Necessary Subsequent Proceedings. Subject to the Investor's compliance with the foregoing, the Corporation hereby covenants and agrees with the Investor that the Corporation will forthwith after the Closing Date initiate, and thereafter diligently pursue, the full implementation of the Necessary Subsequent Proceedings on or before March 1st, 2001 (the "Outside Date"). If the Corporation does not fulfill the foregoing obligations by the Outside Date, the Investor shall have the right to elect, in its discretion and without obligation to do so, in substitution for any right or remedy it might otherwise have for the Corporation's failure to implement the Necessary Subsequent Proceedings by the Outside Date, to have the Corporation repurchase the Purchased Shares for the Share Purchase Price which obligation shall again become a secured interest bearing debt obligation of the Corporation to the Investor until fully paid and discharged.

            ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND INDEMNITIES

3.1      THE INVESTOR'S REPRESENTATIONS AND WARRANTIES

         The Investor hereby represents and warrants to the Corporation that the following representations are true and correct at the Time of Closing. The Investor acknowledges and confirms that the Corporation is relying upon such representations and warranties in connection with the issuance of the Securities to the Investor and the completion of the transactions contemplated under the Agreement.


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                  GOOD STANDING

         (a) The Investor is a Cayman Island corporation duly constituted and validly subsisting under the laws of the Cayman Islands;

                  INVESTOR AUTHORITY

         (b) The Investor has power and authority to enter into and perform its obligations under this Agreement and all other Transaction Documents executed and delivered by the Investor in furtherance of the Closing of the transactions contemplated under this Agreement including, without limitation, to subscribe for the Securities in accordance with the terms of this Agreement;

                  AGREEMENT BINDING

         (c) Each of the Transaction Documents delivered by the Investor on or before the Closing Date are, valid and legally binding obligations of the Investor enforceable in accordance with their respective terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws effecting the enforcement of credits' rights generally,
                  (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction. Neither the execution of this Agreement, or such other Transaction Documents by the Investor, nor the performance by the Investor of the various terms and provisions hereof and thereof, will violate the trust instruments constituting the Investor. The Investor is not a party to, subject to or bound by any judgment, injunction or decree of any court or government body that prevents the performance of this Agreement, or any document referred to herein;

                  COMMISSIONS

         (d) No commissions or brokerage or finders fees are payable by the Corporation, through or on account of any acts of the Investor or its representatives in connection with this Agreement or the Closing Documents;

                  SECURITIES MATTERS

         (e)      The Investor:

                  (i) is subscribing for the Securities to be issued to be held for its own account not for the purpose of distributing the same in specie to any beneficiary;

                  (ii) has not been created, established, or formed solely to acquire the Securities without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

                  (iii)    is resident in the Cayman Islands.

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         (f)      The Securities are being acquired for investment for the
                  Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that the Securities have not been registered under the Securities Act, or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Corporation and others upon these exemptions is predicated in part upon this representation by each Investor. The Investor further understands that the Securities may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

         (g) The Investor qualifies as an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act. The Investor acknowledges that the Corporation has made available to each such Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business, operations and financial condition of the Corporation and the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Corporation possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to such Investor. The Investor is able to bear the loss of its entire investment in the Securities without any material adverse affect on its business, operations or prospects, and has such knowledge and experience of financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

3.2      SURVIVAL

         All statements contained in any Transaction Document, certificate or other instrument delivered by or on behalf of the Investor pursuant to or in connection with the transaction contemplated by this Agreement shall be deemed to be made by the Investor hereunder. The representations, warranties and covenants of the Investor contained or deemed to be contained in this Agreement, or in the other Transaction Documents shall survive the Closing of the subscription for, and issue of, and sale of the Securities, and notwithstanding such Closing, and regardless of any investigation by or on behalf of the Corporation with respect thereto, shall continue in full force and effect for the benefit of the Corporation for the Corporation's Period as defined hereafter. For these purposes, "Corporation's Period" means that period of time that obligations are explicitly expressed to survive in each particular Transaction Document, or failing any such explicit expression of survival, for the period of time starting from and including the Closing Date and thereafter forever in the case of the covenants herein or in the case of fraud and, otherwise with respect to representations and warranties to and excluding the third (3rd) anniversary of the Closing Date. After the expiration of the Corporation's Period, the Investor shall be released from all obligations and liabilities hereunder in respect of such representations, warranties and covenants except with respect to any claims made by the Corporation in writing prior to the expiration of the particular Corporation's Period (in

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         which event, liability shall survive until the final determination or settlement of such claims).

3.3      CORPORATION'S REPRESENTATIONS AND WARRANTIES

         Subject to the provisions of Section 7.2, the Corporation hereby jointly and severally represents, warrants and covenants to the Investor that, save and except as set out in Schedule 3.3 hereto, the following representations are true and correct at the Time of Closing. The Corporation acknowledges and confirms that the Investor is relying upon such representations, warranties and covenants, in connection with the subscription by the Investor for the Securities and the completion of the transactions contemplated under the Agreement.

                  GOOD STANDING

         (a)      The Corporation is a corporation:

                  (i) duly incorporated and organized, validly subsisting and in good standing under the laws of the state of Delaware;

                  (ii) duly authorized, qualified and licensed to own its properties, and to carry on business as presently owned and carried on by it; and

                  (iii) having the power and authority and the right to enter into and perform its obligations, if applicable, under this Agreement and all other Transaction Documents executed and delivered by such Company in furtherance of the Closing of the transactions contemplated under this Agreement including, without limitation, to issue the Securities in accordance with the terms of this Agreement.

                  CORPORATE AUTHORITY

         (b) The execution and delivery of the Transaction Documents including, without limitation, this Agreement and the performance by the Corporation, of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action of the Corporation and by all other necessary corporate proceedings;

                  GUARANTEES AND UNDISCLOSED LIABILITIES

         (c) The Corporation is not a party to nor bound by any agreement of guarantee, indemnification, assumption or endorsement (or any other like commitment) of the obligations, liabilities, contingent or otherwise, or indebtedness of any other person, firm or corporation, nor is the Corporation subject to any liabilities save and except those disclosed in the SEC Reports, except if incurred since May 31, 2000 to the date hereof in the ordinary course of business consistent with past experience;

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                  AGREEMENT BINDING

         (d) Each of the Transaction Documents delivered by the Corporation, are valid and legally binding obligations of the Corporation, enforceable in accordance with their respective terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws effecting the enforcement of credits' rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction. Neither the execution of this Agreement, or such other Transaction Documents by the Corporation nor the performance by the Corporation of the various terms and provisions hereof and thereof will violate the articles of incorporation or other charter documents of the Corporation. The Corporation is not a party to, subject to or bound by any judgment, injunction or decree of any court or governmental body that prevents the performance of this Agreement, or any document referred to herein;

                  CONSENTS

         (e) All Regulatory Approvals and all necessary consents or approvals of any person or entity under any material contract pertaining to each the Corporation or its assets or under any regulatory authority having jurisdiction for the transactions contemplated by the Transaction Documents have been obtained by the Closing Date;

                  ADVERSE INFORMATION/EVENTS AND SEC REPORTS

         (f) Other than the cessation of operations of Fullmetrics, Inc., the Corporation has no information nor knowledge of any facts specific to its business or the Securities and not of general knowledge that have not been disclosed to the Investor which, if known to the Investor, might reasonably be expected to deter an investor from completing the transaction herein. None of the information or documents furnished by the Corporation or the employees or agents of the Corporation, prior to the date hereof to the Agent or the Investor in furtherance of the Transaction Documents or in conjunction with this Agreement is false, misleading or inaccurate in any material respect or omits to state a material fact necessary in order to make any of the statements therein not misleading. The Corporation has previously furnished or made available to the Investor true and complete copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended August 31, 1999, (ii) its quarterly reports on Form 10-QSB filed since the fiscal year end for its most recently filed Annual Report on Form 10-KSB was filed, and (iii) its Proxy Statement relating to its most recent Annual Meeting of Stockholders (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (x) complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the case may be, and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  TRANSACTION COMPLIANCE

         (g) The entering into of the Transaction Documents by the Corporation, and the completion of the transactions contemplated thereby do not result in the violation of any of the terms and provisions of any indenture or other agreement, written or oral, to which the Corporation may be a party, or, of any applicable federal or state law or regulation;

                  LITIGATION

         (h) Except as set forth in Schedule 3.3 or in the SEC Reports, there are no actions, suits, arbitrations, or proceedings pending or to the Corporation's knowledge threatened against, by, or affecting the Securities, the business of the Corporation, or the Corporation at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which action, suit or proceeding involves the possibility of any judgment against or liability of the Corporation or the Investor, which would have a material adverse effect on the Corporation. The Corporation is not aware of any existing ground on which any such action, claim, or proceeding may be commenced with any reasonable likelihood of success which would produce a material adverse effect;

                  RESIDENCY

         (i) The Corporation is domiciled in the United States of America for purposes of the Internal Revenue Code of 1986, as amended ("IRS Code");

                  CAPITAL

         (j) The authorized capital of the Corporation consists of 75,000,000 shares of common stock, par value $.10 per share, 1,000,000 shares of Series A Convertible Preferred Stock, par value $.10 per share, and 4,000,000 shares of undesignated stock, par value $.10 per share. The SEC Reports sets out the names of all persons who are registered owners of issued and outstanding shares or rights to shares in the capital stock of the Corporation holding 10% or more of the shares and rights to shares of that class together with the number of such shares or rights to shares held by that person and, on a fully diluted basis, the number of shares and rights to shares of each class of stock that are currently issued and outstanding.

                  LICENSES

         (k) The Corporation possess all material certificates, authority, permits or licenses issued by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary to conduct the business now operated by it and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Corporation;

                  OPTIONS

         (l) The Corporation is not a party to nor has granted any agreement, warrant or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any of the common shares or any other class of shares in the capital stock of the Corporation, or securities convertible into or exchangeable for such shares, other than as described in the SEC Reports or pursuant to its 1995 Amended & Restated Stock Incentive Plan;

                  FINANCIAL STATEMENTS/TITLE TO ASSETS

         (m) The financial statements of the Corporation included in the SEC Reports present fairly, in all material respects, the financial position of the Corporation as of the periods set out therein in accordance with generally accepted United States accounting principles applied on a consistent basis. The Corporation owns all of its assets recorded as assets on the said financial statements with a full and complete legal and beneficial title thereto free and clear of all liens, claims, or encumbrances save and except as more particularly referred to in the aforesaid financial statements or otherwise disclosed in the SEC Reports or as may have subsequently been disposed of for fair value in the ordinary course of business;

                  COMMISSIONS

         (n) No commissions, brokerage, or finders fees are payable by the Corporation or the Investor through or on account of any acts of the Corporation, it's shareholders, or it's representatives in connection with this Agreement or the Closing Documents;

                  CEASE TRADING

         (o) No order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued and no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

                  DIVIDENDS

         (p) Since May 31, 2000, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

                  SOFTWARE AND INTELLECTUAL PROPERTY

         (q) Schedule 3.3(q) annexed hereto contains a description of the software components that constitutes the Corporation's principle product and services lines (the "KSI System"). Except as disclosed in Schedules 3.3(m) or 3.3(q), the Corporation has the ultimate right to use, free and clear of any liens, all trade secrets, copyrights, intellectual property, source and object code, documentation, and all other intellectual property that constitutes the KSI System or is furnished by the Corporation to its clients as ancillary to the use of the KSI System. To the best of its knowledge, the Corporation is not using or in any way making use of any confidential information or trade secrets, copyrights, trade marks, or other intellectual property of any third party that is material to the KSI System or the business of the Corporation which is not under a subsisting right or license in good standing granted by such third party to the Corporation, and no claim has been asserted by any person to the contrary effect. The KSI System to date has been developed, coded, structured, and documented in accordance with the standard of care of professional software developers and in accordance with current technical standards. The KSI System that has been supplied to customers of the Corporation up to the date hereof has operated, and hereafter will continue to operate, in accordance with the descriptions, documentation, and specifications pertaining thereto supplied to such customers without any abnormal abends or aborts or invalid or incorrect results or degradation of performance; save and except as experienced within customer expectations and within acceptable industry experience for well developed software and, with respect to future experience with such installed KSI System, at frequency and severity levels no greater than experienced by the Corporation with respect to the KSI System to the date hereof.

         (r) To the best of the knowledge of the Corporation, the computer systems, including hardware and software used internally in the business of the Corporation, are free from significant viruses and disabling devices, and the Corporation has taken, and shall continue to take, all steps and implement all procedures necessary to ensure, so far as reasonably possible, that such systems are free from viruses and disabling devices and will remain so.

                  SECURITIES

         (s) Upon receipt of the Purchase Price for the Securities, the Purchased Shares shall be at the Time of Closing duly and validly issued, as fully paid and non-assessable securities of the Corporation. Subject to the implementation of the Necessary Subsequent Proceedings, the Common Stock underlying the Purchased Shares shall, upon exercise of the conversion rights in the Purchased Shares in accordance with the terms of the Certificate and this Agreement, and without further payment by the holder, be duly and validly issued, as fully paid and non-assessable Common Shares of the capital stock of the Corporation.

         (t) The issue and delivery of the Securities to the Investor on the Closing Date or upon conversion of the Purchased Shares, as applicable, shall be made in compliance with all applicable securities laws pertaining to the Corporation or the issue of the Securities and, subject to implementation of the Necessary Subsequent Proceedings, such issue shall be exempt from any requirement respecting the filing of a prospectus or registration statement and no rulings, orders, consents or approvals required to permit the sale of the Securities to the Investor under such securities legislation are required.

         (u) One year after the date of issuance of the Purchased Shares, the Common Shares issuable upon conversion of the Purchased Shares may be resold pursuant to Rule 144 under the Securities Act, as currently in effect, subject to the volume limitations set forth therein and provided that (x) the Corporation's Common Stock continues to be registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and (y) the Corporation has filed all reports required to be filed under Section 13 or 15(d) of the Exchange Act during the one-year period prior to any resale of Purchased Common Shares.

                  CONTRACTS AND CLIENT RELATIONS

         (v) A true and complete list of all material contracts (the "Contracts") in effect to which the Corporation is a party have been filed as Exhibits to the SEC Reports and the Corporation has prior to the date hereof provided the Investor with true and complete copies of all such Contracts. All Contracts have been duly authorized and delivered by the Corporation, are in full force and effect against the Corporation and constitute the valid and binding obligations of the Corporation and, to the best of the Corporation's knowledge, the other parties thereto, enforceable in accordance with their respective terms. As to the Contracts,
                  (i) there are no existing breaches or defaults by the Corporation thereunder or, to the knowledge of the Corporation by the other parties to such Contracts, (ii) no event, act or omission has occurred or, as the result of the consummation of the transactions contemplated hereby will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by the Corporation or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than the Corporation it shall be limited to the expressed terms of the Contracts together with the knowledge of the Corporation and (iii) none of the parties to such Contracts have expressed an indication to the Corporation of their intention to cancel, renegotiate or exercise or not exercise any right under such Contracts.

                  RELATED TRANSACTIONS

         (w) Except as disclosed in the SEC Reports no current or former shareholder, director or officer or employee of the Corporation or any Associate of any such person is presently, directly or indirectly, through his or its affiliation with any other person or entity, party to any transaction with the Corporation providing for the furnishing of services (other than employment of such individuals by the Corporation), or products by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by, any such persons that would be required to be disclosed in the SEC Reports).

                  SUBSIDIARIES AND INDIRECT INVESTMENTS

         (x) The Corporation has no subsidiaries, or other indirect investments, except for Fullmetrics, Inc. and Knowledge Mechanics, Inc.

3.4      SURVIVAL OF CORPORATION'S REPRESENTATIONS

         All statements contained in any Transaction Document, certificate or other instrument delivered by or on behalf of the Corporation pursuant to or in connection with the transaction contemplated by this Agreement shall be deemed to be made by the Corporation hereunder. The representations, warranties and covenants of the Corporation contained or deemed to be contained in this Agreement or in the other Transaction Documents, shall survive the Closing of the subscription for, and issue of, the Securities, and notwithstanding such Closing, and regardless of any investigation by or on behalf of the Investor with respect thereto, shall continue in full force and effect for the benefit of the Investor for the Investor's Period as defined hereafter. For these purposes, "Investor's Period" means that period of time that obligations are explicitly expressed to survive in each particular Transaction Document, or failing any such explicit expression of survival, for the period of time starting from and including the Closing Date and thereafter forever in the case of the covenants herein or in the case of fraud or in respect of matters pertaining to the shares set out in subsection 3.3(s) hereof, and otherwise with respect to representations and warranties, to and including the date of expiration of potential liability under the IRS Code in respect of liability thereunder, and in all other cases, to and excluding the third (3rd) anniversary of the Closing Date. After the expiration of the Investor's Period, the Corporation shall be released from all obligations and liabilities hereunder in respect of such representations, warranties and covenants except with respect to any claims made by the Investor in writing prior to the expiration of the particular Investor's Period (in which event, liability shall survive until the final determination or settlement of such claims).

                        ARTICLE 4 - CLOSING ARRANGEMENTS

4.1      PLACE OF CLOSING

         The parties will use all reasonable best efforts to avoid a formal closing requiring personal attendance in one place at the same time. Instead, the parties will use all reasonable efforts to effect closing procedures through escrow of documents at Brien G. McKenna, Barrister & Solicitor, Toronto, and through Oppenheimer, Wolff & Donnelly LLP,

         Minnesota, in accordance with procedures agreed between those two law firms. In the event that a formal closing is required with the attendance of parties, such closing will take place at the Time of Closing at the offices of:

         Oppenheimer, Wolff & Donnelly LLP
         Attorneys Plaza VII
         45 South Seventh Street
         Suite 3400
         Minneapolis MN  55402-1609

         The time and place for any such closing may be amended by agreement between the parties hereto.

4.2      TENDER

         Any tender of documents or money under this Agreement may be made upon the parties or their respective counsel and money may be tendered by official bank draft drawn upon a USA chartered bank or by negotiable cheque payable in USA funds and certified by a Canadian chartered bank or trust company.

4.3      CLOSING PROCEDURES FOR SECURITIES

         (a) Without limiting the other matters to be deduced at the Time of Closing, at the Time of Closing, the Corporation shall deliver to the Investor:

                  (i) a certificate representing the Securities subscribed for herein duly registered in the name of the Investor; and

                  (ii) the requisite legal opinion and certificates and other conditions of closing as contemplated in the agenda tabled at Closing;

         (b) Without limiting the other matters to de deduced at the Time of Closing, at the Time of Closing, the Investor shall deliver to the Corporation:

                  (i) an irrevocable direction to convert to equity a portion of the Debt owed by the Corporation to the Investor that is equal to the Purchase Price;

                  (ii) the requisite certificates and other conditions of closing as contemplated in the agenda delivered at Closing.

                ARTICLE 5 - COVENANTS OF THE PARTIES RE CLOSING

5.1      APPROVALS AND CONSENTS

         Prior to the Closing Date, each of the Corporation and Investor have obtained all necessary consents of all other third parties, and shall after the Closing Date comply with any conditions thereof, which are required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement or the

         Closing, or the performance of any of the terms and conditions hereof, provided that the Investor shall not be obliged to comply with any such conditions unless the same have been disclosed to and accepted by the Investor prior to Closing. To the extent that a necessary consent to this transaction is to be obtained by the Investor, the Corporation shall not be obliged to comply with any conditions of such consent unless, prior to Closing, such conditions have been disclosed to and accepted by the person(s) from whom compliance is required.

5.2      NATURE OF COVENANTS

         The covenants of the Corporation and the Investor, as the case may be, set forth in this Agreement shall survive the Closing and, notwithstanding the Closing, shall continue in full force and effect for the benefit of the Investor and the Corporation, as the case may be.

5.3      COVENANTS OF THE CORPORATION

         The Corporation hereby covenants to and with the Investor that it will:

         (a) fulfil all legal requirements to permit the issuance and offering of the Securities as contemplated in this Agreement including, without limitation, compliance with all applicable securities laws and regulations to enable the same to be offered for subscription and issued without the necessity of filing a prospectus or registration statement;

         (b) obtain the necessary regulatory consents to the issue of the Securities, if any; and

         (c) within the time periods prescribed by law, after the Closing Date (as herein defined), file such documents as may be required under the applicable securities laws relating to the private placement of the Securities, if applicable.

                        ARTICLE 6 - SIMULTANEOUS CLOSING

6.1      SIGN AND CLOSE

         This Agreement has been executed and delivered coincidentally with the closing of the transactions contemplated hereunder.

                          ARTICLE 7 - INDEMNIFICATIONS

7.1      INDEMNIFICATION BY INVESTOR

         The Investor hereby agrees to indemnify and save harmless the Corporation from and against all manner of debts, losses, demands, claims, actions, causes of action, damage, liabilities, costs, expenses or penalties whatsoever and howsoever arising (collectively, the "Corporation's Damages") incurred by the Corporation at any time hereafter, whether directly, or indirectly, that are existing, arising, accruing, incurred or outstanding as at the

         Time of Closing on the Closing Date, or that arise thereafter in respect of transactions to and including the Time of Closing of the Closing Date and that are:

         (a) Attributable to the breach or incorrectness of any and each representations, warranties or covenants given in this Agreement or that are given in any of the Transaction Documents in favour of the Corporation;

         (b) All reasonable costs and expenses of the Corporation in pursuing its remedies under this Agreement, including reasonable legal fees and expenses on a solicitor and client basis; and

         (c) Interest on all of the amounts aforesaid at the pre-judgment and post-judgment interest rates allowed by courts of competent jurisdiction in the state of Delaware;

         provided however, that notice of such claim for indemnity is given by the Corporation to the Investor during the Corporation's Period. The indemnities given in this Section 7.1 are separate and distinct from any indemnities given by, or any obligations of, the Investor in any other Transaction Document and shall not merge with, or be in substitution for, any such indemnities or obligations, all of which are hereby expressed to be separately enforceable covenants. The foregoing liability of the Investor shall not arise or be effective, except in the case of fraud, until the aggregate amount of all liability claims hereunder exceeds $25,000.00 at which time the Investor shall be liable for all such liability claims including the first $25,000.00 thereof.

7.2      INDEMNIFICATION BY CORPORATION

         The Corporation hereby agrees to indemnify and save harmless the Investor from and against all manner of debts, losses, demands, claims, actions, causes of action, damage, liabilities, costs, expenses, or penalties, whatsoever and howsoever arising (collectively, the "Investor's Damages"), incurred by the Investor at any time hereafter, whether directly, or indirectly, or through the diminished value of the Securities, that are existing, arising, accruing, incurred or outstanding as of the Time of Closing on the Closing Date, or that arise thereafter in respect of transactions to and including the Time of Closing on the Closing Date and that are:

         (a) Attributable to the breach or incorrectness of any and each of the representations, warranties or covenants in this Agreement or that are given in any of the Transaction Documents in favour of the Investor;

         (b) All reasonable costs and expenses of the Investor in pursuing its remedies under this Agreement, including reasonable legal fees and expenses on a solicitor and client basis; and

         (c) Interest on all of the amounts aforesaid at the pre-judgment and post-judgment interest rates allowed by courts of competent jurisdiction in the state of Minnesota;

         provided, however, that notice of such claim for indemnity is given by the Investor to the Corporation during the Investor's Period. The indemnities given in this Section 7.2 are separate and distinct from any indemnities given by, or any obligations of, the Corporation in any other Transaction Document and shall not merge with, or be in substitution for, any such indemnities or obligations, all of which are hereby expressed to be separately enforceable covenants. The foregoing liability of the Corporation shall not arise or be effective, except in the case of fraud, until the aggregate amount of all liability claims hereunder exceeds $25,000.00 at which time the Corporation shall be liable for all such liability claims including the first $25,000.00 thereof.

7.3      PROCEDURE FOR INDEMNIFICATION

         (a) CLAIMS OTHER THAN THIRD PARTY CLAIMS. Following receipt from the Corporation or the Investor, as the case may be (the "Indemnified Party"), of a written notice of a claim for indemnification which has not arisen in respect of a Third Party Claim (as defined in Section 7.3(b) below), the party who is in receipt of such notice (the "Indemnifying Party") shall have 30 days to make such investigation of the claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim. If the Indemnified Party and the Indemnifying Party do not agree within such period (or any mutually agreed upon extension thereof), such dispute shall be resolved by an action in a court of law.

         (b) THIRD PARTY CLAIMS. The Indemnified Party shall notify the Indemnifying Party in writing as soon as is reasonably practicable after being informed in writing that facts exist which may result in a claim originating from a Person other than the Indemnified Party (a "Third Party Claim") and in respect of which a right of indemnification given pursuant to
                  Section 7.1 or 7.2 may apply. The Indemnifying Party shall have the right to elect, by written notice delivered to the Indemnified Party within 10 days of receipt by the Indemnifying Party of the notice from the Indemnified Party in respect of the Third Party Claim, at the sole expense of the Indemnifying Party, to participate in or assume control of the negotiation, settlement or defense of the Third Party Claim, provided that:

                  (i) such will be done at all times in a diligent and bona fide matter;

                  (ii) the Indemnifying Party acknowledges in writing its obligation to defend the Indemnified Party in accordance with the terms contained in this Agreement in respect of that Third Party Claim; and

                  (iii) the Indemnifying Party shall pay all reasonable out-of-pocket expenses incurred by, the Indemnified Party as a result of such participation or assumption.

         If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel and shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim at its own expense. If the Indemnifying Party does not so elect or, having elected to assume such control, thereafter fails to proceed with the settlement or defense of any such Third Party Claim, the Indemnified Party shall be entitled to assume such control. In such case, the Indemnifying Party shall cooperate where necessary with the Indemnified Party and its counsel in connection with such Third Party Claim and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

7.4      ADDITIONAL RULES AND PROCEDURES

         The obligation of the parties to indemnify each other pursuant to this
         Article 7 shall also be subject to the following:

         (a) an Indemnified Party shall only be entitled to make a claim for indemnification pursuant to Section 7.1 or 7.2, as the case be, if written notice containing reasonable particulars of such claim is delivered to the Indemnifying Party within the time periods provided for in Section 3.2 or 3.4, as the case may be;

         (b) if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Parry shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party;

         (c) except in the circumstances contemplated by subsection 7.4(b) above, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnified Party shall not settle or compromise any Third Party Claim except with the prior written consent of the Indemnifying Party;

         (d) the Indemnifying Party and the Indemnified Party shall provide each other on an ongoing basis with all information which may be relevant to the other's liability relating to a Third Party Claim hereunder and shall supply copies of all relevant documentation promptly as they become available; and

         (e) notwithstanding subsection 7.4(c), the Indemnifying Party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party.

7.5      RIGHTS CUMULATIVE

         The rights of indemnification contained in this Article 7 are cumulative and are in addition to every other right or remedy of the parties contained in this Agreement or otherwise.

                              ARTICLE 8 - GENERAL

8.1      NON-MERGER

         Each party hereby agrees that all provisions of this Agreement shall not merge on the Closing of the transactions contemplated in this Agreement and shall, thereafter, survive for the periods of time expressly set out in this Agreement and if such survival is not limited in time shall, subject to applicable limitation periods otherwise imposed by law, forever survive the execution and delivery of this Agreement until fully fulfilled or performed.

8.2      EXPENSES

         Except as set out hereafter, each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective, accountants and financial advisors. Notwithstanding the foregoing however, the Corporation shall bear the reasonable legal and accounting fees incurred by the Investor in connection with its due diligence and the drafting and legal review of the transactions, agreements and documents contemplated by and directly relating to the transactions contemplated herein.

         Such amounts payable by the Corporation accruing to, or known by, the Time of Closing shall be paid by the Corporation at the Time of Closing.

8.3      FURTHER ASSURANCES

         The parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the closing.

8.4      BENEFIT OF THE AGREEMENT

         This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties.

8.5      ENTIRE AGREEMENT

         With respect to the subject matter of the Transaction Documents, the Transaction Documents (a) set forth the entire agreement between the parties and any persons who have in the past or who are now representing any of the parties, (b) supersedes all prior understandings and communications between the parties or any of them, oral or written, express or implied including the Letter of Intent, and
         (c) constitutes the entire agreement between the parties. Each party acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by the parties hereto.

8.6      WAIVER

         The failure of any party to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement shall not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any party of any of its rights provided by this Agreement shall not preclude or prejudice such party from exercising any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party of the performance of any of the provisions of this Agreement shall be effective only if in writing and signed by a duly authorized representative of such party.

8.7      NOTICES

         All communications which may be or are required to be given by any party to any other party, shall be in writing and (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by prepaid telecopier or other similar means of electronic communication to the parties at their following respective address.

         TO THE CORPORATION:
         ------------------

         XBOX TECHNOLOGIES, INC.
         10400 Viking Drive, Suite 110
         Eden Prairie, Minnesota 55344

         Attention:        President
         Telecopier:       (952) 944-7812 with a copy to:

         Oppenheimer, Wolff & Donnelly LLP
         Attorneys Plaza VII
         45 South Seventh Street
         Suite 3400
         Minneapolis, MN  55402-1609

         Attention: Mr. Thomas A. Letscher
         Telecopier:       (612) 607-7100

         TO THE INVESTOR:
         ---------------

         TECHinspirations Inc. (Cayman)
         c/o CIBC Bank and Trust Company (Cayman) Limited
         P.O. Box 694
         CIBC Building, Edward Street
         Georgetown, Grand Cayman
         B.W.I.

         Attention: Mr. Ian Phillips
         Telecopier:       (345) 949-7904

         with a copy to TECHinspirations (Canada) Inc.
         2275 No. 8 Side Road
         R.R. #2
         Milton, Ontario L9T 2X6

         Attention: Mr. Frank van Luttikhuizen
         Telecopier:       (905) 335-1889

         and with a copy to the Investor's counsel at:

         Brien G. McKenna
         60 Bedford Road, 2nd Floor
         Toronto, ON M5R 2K2

         Attention: Mr. Brien G. McKenna
         Telecopier:       (416) 929-9931

8.8      ASSIGNMENT

         Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party without the prior written consent of each of the other parties.

8.9      SEVERABILITY

         If any provision of this Agreement is invalid or unenforceable, such provision shall be severed and the remainder of this Agreement shall be unaffected thereby, but shall continue to be valid and enforceable to the fullest extent permitted by law.

8.10     COUNTERPARTS

         This Agreement may be executed by the parties in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have hereunder duly executed this Agreement on the date first above written.


                                             XBOX TECHNOLOGIES, INC.

                                             Per:
                                                 -------------------------------
                                             Name:

                                             Title:


                                             TECHinspirations Inc. (Cayman)

                                             Per:
                                                 -------------------------------
                                             Name:

                                             Title:


                                             TECHinspirations Inc. (Cayman)

                                             Per:
                                                 -------------------------------
                                             Name:

                                             Title:

                                  SCHEDULE 1.1

                                   DEFINITIONS

This is Schedule 1.1 of the Agreement between XBOX Technologies, Inc. and TECHinspirations Inc. (Cayman) made as of the 31st day of October, 2000 with effect as of the 31st day of August, 2000. Where used herein or in any amendment hereto, the following terms have the following meanings, respectively:

         (a)      "Advisor" means TECHinspirations, Inc. a Nevada corporation.

         (b) "Agreement" means this Agreement and includes all Schedules annexed to this Agreement and referenced in Section 1.5 of this Agreement;

         (c)      "Agreement Date" means October 31, 2000;

         (d) "Authority" means any governmental or regulatory authority, body, agency or department, whether federal, provincial or municipal;

         (e) "Business Day" means a day other than a Saturday, Sunday or any other day on which the principal commercial banks located at the City of Minneapolis, Minnesota are not open for business during normal banking hours;

         (f) "Closing" means the completion of the issuance by the Corporation, and subscription by the Investor, of the Security as provided hereunder;

         (g)      Closing Date" or "Date of Closing" means the Agreement Date;

         (h) "Closing Documents" means all documents of conveyance, instruments and agreements delivered at the Closing of the transactions contemplated hereunder;

         (i) "Common Shares" or "common shares" or "Common Stock" means shares of common stock, $.10 par value, of the Corporation.;

         (j) "Corporation's Liabilities" bears the meaning attributable to it in Section 7.1 of the Agreement;

         (k)      "Corporation's Period" bears the meaning attributable to it in
                  Section 3.2 of the Agreement;

         (1) "Indemnified Party" bears the meaning attributable to it in subsection 7.3(a) of the Agreement;

         (m) "Indemnifying Party" bears the meaning attributable to it in subsection 7.3(a) of the Agreement;

         (n) "Investor's Damages" bears the meaning attributable to that term in Section 7.2 of this Agreement;

                                  Sch. 1.1 - 1

         (o) "Investor's Period" bears the meaning attributable to that term in Section 3.4 of this Agreement;

         (p) "Person" includes an individual, corporation, partnership, trustee, trust, unincorporated association, organization, syndicate, executor, administrator or other legal or personal representative and pronouns have a similarly extended meaning;

         (q) "Regulatory Approvals" means all necessary approvals, permits, sanctions, rulings, orders or consents from any government, governmental body, regulatory authority or self-regulatory organization within the United States with respect to the transactions contemplated by this Agreement;

         (r) "SEC Reports" bears the meaning attributable to that term in paragraph 3.3(f) hereof;

         (s) "Securities" means the Purchased Shares and the shares of Common Stock issuable upon conversion of the Purchased Shares.

         (t)      "Shares" bears the meaning attributable to that term in
                  Section 2.1 of this Agreement;

         (u)      "Third Party Claim" bears the meaning attributable to it in
                  Section 7.3(b) of the Agreement;

         (v) "Time of Closing" means 10:00 a.m. (Minnesota time) on the Closing Date or such other time as the Investor and the Corporation may agree upon; and

         (w) Transaction Documents" collectively means the documents to be delivered at Closing and this Agreement.

                                  Sch. 1.1 - 2

                                  SCHEDULE 3.3
                              TO PURCHASE AGREEMENT
                            DATED AS OF ______, 2000
                       BETWEEN XBOX TECHNOLGIES, INC. AND
                         TECHINSPIRATIONS, INC. (CAYMAN)

         This Disclosure Schedule (the "Disclosure Schedule") which consists of this cover page and all the accompanying pages arid attachments, is made and given by XBOX TECHNOLOGIES, INC. (the "Company") to TECHinspirations, Inc. (Cayman) (the "Investor") in connection with the execution and delivery of the Purchase Agreement, dated as of _________, 2000, by and between the Company and the Investor.


                                  Sch. 3.3 - 1

                            SECTION 3.3(h) LITIGATION

         The Company is involved with a dispute with MicroSoft Corporation over the name "XBOX".

                                  Sch. 3.3 - 2

                SECTION 3.3(q) SOFTWARE AND INTELLECTUAL PROPERTY

         Need input from Bill Klco

                                  Sch. 3.3 - 3